  EXHIBIT 99.1

ASP Isotopes Announces Quantum Leap Energy to Establish Global Headquarters in Austin, TX

State’s Support of Nuclear Power and Constructive Regulatory Environment to Boost Commercial Pathway for Developer of Advanced Nuclear Fuels

Dallas, TX, February 17, 2026 -- ASP Isotopes Inc. (NASDAQ: ASPI) (“ASPI”) today announced its plans for Quantum Leap Energy LLC (“QLE” or the “Company”), a wholly-owned subsidiary of ASPI dedicated to advancing innovative technologies and processes across critical segments of the fission and fusion nuclear fuel cycle, to establish QLE’s new global corporate headquarters in Austin, Texas, strengthening its presence in Texas and strategically positioning the Company to better serve its United States customer base.

In addition to the planned global corporate headquarters, QLE intends to build a significant operational presence in Texas, with QLE’s management focused on working with Fermi America to implement the joint venture outlined in the Joint Venture Memorandum of Understanding (MOU) signed by QLE, ASPI and Fermi America last year. The collaboration contemplated by the MOU includes a joint venture between QLE and Fermi America focused on the development of a high-assay-low enriched uranium (“HALEU”) enrichment research and commercial production facility, alongside ASPI’s planned commercial facility for the production of stable isotopes and advanced nuclear materials, both to be affiliated with Fermi America’s hypergrid campus in Amarillo, Texas.

“As the nation’s leader in energy production, Austin and Texas have established a beacon as the natural home to America’s advanced nuclear energy industry,” said Ryno Pretorius, Chief Executive Officer of QLE. “The epicenter of the American nuclear renaissance, with its central location, affordable cost of living, highly educated workforce and supportive business climate, is a natural fit for QLE’s own headquarters. The state’s distinct pro-nuclear stance and supportive regulatory environment have proven critical to growing commercial support for the nuclear sector, and will help ensure we have access to the best talent and infrastructure in the market”

"Texas is home to the world’s most innovative companies, and today we are proud to welcome Quantum Leap Energy's global headquarters to our thriving business ecosystem,” said Governor Greg Abbott. “Thank you to ASPI and Quantum Leap Energy for choosing Texas for this important investment and for your growth in our state. Working together with industry leaders like Quantum Leap Energy, we will power the future of energy innovation and fuel America's nuclear resurgence from right here in Texas.”

QLE’s new headquarters  comes at a critical time as advanced reactor technologies are being developed globally at an accelerating pace to meet the clean, baseload power demands of AI data center infrastructure and industrial electrification. For example, the United States Department of Energy estimates that by 2035, the country will need 50 metric tons per year of HALEU to support its nuclear power industry, escalating to 500 metric tons per year by 2050.

About Quantum Leap Energy

Quantum Leap Energy is a development stage nuclear fuels company dedicated to advancing innovative technologies and processes across critical segments of the nuclear fuel cycle. The company focuses on both front-end activities, including uranium conversion, enrichment of uranium-235 for nuclear fuel production (HALEU, LEU+ and LEU), and isotopic separation of lithium-6 and lithium-7, as well as back-end radioactive waste treatment technologies. Through exclusive global rights to proprietary Aerodynamic Separation Process (ASP) and laser-based Quantum Enrichment (QE) technologies, Quantum Leap Energy aims to address gaps in the nuclear fuel supply chain for advanced nuclear reactors, small modular reactors, and fusion systems. The company has established strategic partnerships or initiatives with industry leaders including TerraPower, Fermi America, and the South Africa Nuclear Energy Corporation (Necsa) to accelerate the commercialization of critical isotopes essential for next-generation nuclear energy systems. For additional information, please visit: https://www.qleapenergy.com/.

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About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. ASPI employs proprietary ASP technology. ASPI’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. ASPI also plans to enrich isotopes for the nuclear energy sector using QE technology that ASPI is developing. ASPI has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

Forward-Looking Statements

Statements contained herein relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, projections about future nuclear fusion power generation technologies and enrichment methods, QLE’s anticipated growth strategies and anticipated trends in QLE’s business, statements relating to the formation of a joint venture with Fermi America, the commencement of research, development and production activities in the United States, the future of the company’s enrichment technologies as applied to uranium enrichment, the outcome of the company’s initiative to commence enrichment of uranium in South Africa and the company’s discussions with nuclear regulators in South Africa and the UK, the outcome of the project contemplated with Necsa, the expected need or desire for HALEU by third parties, the outcome of the transactions contemplated by the definitive agreements with TerraPower, commencement of supply of isotopes to customers and the application of new technology for the enrichment of isotopes, the planned construction of additional isotope enrichment facilities, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond ASPI’s or QLE’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by any forward-looking statements.  All forward-looking statements speak only as of the date hereof. QLE and ASPI undertake no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Contact

QLE@icrinc.com

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